ADDENDUM TO LICENSE AGREEMENT
                          -----------------------------

THIS ADDENDUM TO LICENSE AGREEMENT made as of the 15th Day of February 2000

BETWEEN:

         DIGITAL SERVANT CANADA CORPORATION
         A company incorporated pursuant to
         The laws of the Province of Ontario, Canada company) With its head office at 111 Richmond Street West, Suite 420 Toronto, Ontario, Canada M5H 2G4
         (hereinafter referred to as "Licensor")

                                                               OF THE FIRST PART

-AND-

         DIGITAL SERVANT CORPORATION
         A company incorporated pursuant to
         The laws of the State of Nevada
         With its head  office at 713  Kirkland
         Avenue  Kirkland,   Washington  98033
         (hereinafter   referred  to  as  "Licensee")

                                                              OF THE SECOND PART

WHEREAS

1. The Licensor is the exclusive worldwide rights holder, manufacturer and distributor or The "Digital Servant" system, a personal e-commerce network centered on the individual, which is, accessible only through a secure and personalized web site interface ("Digital Servant" is a trademark registration). The Licensor intends to become the main conduit for consumer e-commerce by linking the human consumer by way of an avatar agent interface into a secure network that can supply, sell, service and support the products and services sold within it. The "Digital Servant" technology is currently proprietary but the Licensor plans to apply for certain patents. The product(s) may have line extensions to include but not limited to further advancement and improvements of the corporations "Digital Servant" network, this includes improvements in storage, personal tendering applications, communications, and other related applications, which improve the overall capability of the corporation's "Digital Servant" network. This product is known as "Digital Servant" in North America. The Product is deemed to be manufactured in Canada. This assisted communications system is a proprietary product as well as the applicable marketing materials associated with the products. This product, including variations, improvements and product line extensions is hereinafter referred to as the "Product".

2. The Licensor's assisted communications system, with all improvements thereto made by the Licensor from time to time during the term of this agreement, shall be considered as the "Product". The Product is packaged and distributed under the trade name "Digital Servant" or other such Trade names as may be mutually agreed upon. The Product is proprietary and is distinguished by distinctive communications technology developed by the Licensor.

                                       (1)


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3. The Licensor owns the  worldwide  manufacturing,  marketing and  distribution rights to the Product along with the various promotional literature and Product information suitable for us in the world marketplace.

4. The Licensee is desirous of obtaining the exclusive worldwide marketing and distribution rights and may sub-license various territories to suitable sub-licensees. The Licensee will have the exclusive North American rights to market and distribute the Product.

The sub-licensees will have the assigned rights to market and distribute the Product within a specific territory. The Licensor reserves the right to approve the various trade names, logos, etc, as may be deemed appropriate. The Licensor hereby warrants that the Licensor has not registered any other trade names for the Licensee other than "Digital Servant".

5. The Licensor is hereby granting the worldwide marketing and distribution rights by the terms and conditions more particularly herein described.

NOW THEREFORE THIS AGREEMENT WITNESSED that in consideration of the mutual covenants and premises contained herein, and other good and valuable consideration (the receipt, adequacy and sufficiency of which are hereby acknowledged), the parties hereto agree as follows:

TERMS AND CONDITIONS:

1. The Licensor warrants that it is the lawful exclusive owner and possessor of all of the rights and interest in and to the Product, including the exclusive manufacturing, marketing and distribution rights of and all improvements to the Product, and is the lawful owner and possessor of the worldwide manufacturing, marketing and distribution rights of the Product, and further warrants that such exclusive rights or any portion thereof are fully assignable and the Licensor has the right to grant or assign the license as set forth herein.

2. The Licensor hereby grants and assigns to the Licensee, the exclusive worldwide rights to use, manufacture, market, distribute, install, access, display, run, store, copy, sublease, modify, amend, reverse engineer, decompile, disassemble, rent, lend or lease the Product in any manner whatsoever in consideration of the issuance to the Licensor of 11,184,000 common non-assessable shares in the capital stock of the Licensee in addition to the 4,115,000 common non-assessable shares in the capital stock of the Licensee issued previously for the North American rights to the Product. The Licensee agrees to pay to the Licensor a continuing 4% royalty of the gross sales of the Product, exclusive of any local, state, or federal taxes.

The Licensor grants to the Licensee by this License Agreement all rights or interest in connection with the use of any trademarks or service marks of the Licensor.

                                       (2)


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3.  The Licensor does hereby warrant and agrees that:

     a) the Licensee and Sub-Licensees may manufacture, market and distribute the Product in North America, or in the case of a Sub-Licensee within the Territory, in finished (saleable)form, and mass distribute within the territory.

     b) the Licensee and Sub-Licensees (if any) shall be apprised of all improvements and amendments to the product line.

     c) the Licensee and Sub-Licensees must conduct ethical business practice with respect to advertising, credit arrangements, sub-distributor agreements, sales contracts, and in all other phases of marketing and distributing the Product in the normal course of business.

4. The License Agreement hereby granted shall continue in existence until terminated, PROVIDED that this Agreement may not be terminated except as follows:

     a)   Upon mutual written consent of the parties hereto,

     b) At the option of the Licensor if the Licensee defaults or fails to perform any of the Licensee's obligations under this Agreement and/or fails to cure any such default or take all reasonable steps to do so within sixty (60) days after written notice thereof has been given by the Licensor to the Licensee.

     c) At the option of the Licensor: if the Licensee becomes insolvent; if a receiver is appointed to take possession of the Licensee's business or property or any part thereof;
          or if the Licensee shall make a general assignment for the benefit of creditors.

     d) At the option of the Licensee if the Licensor defaults or fails to perform any of their assigned obligations under this Agreement and shall fail to cure any such default or take all reasonable steps to do so within sixty (60) days after written notice thereof has been given to the Licensor by the Licensee. At all times, the Licensor must be able to produce the Product and deliver to the Licensee's marketplace.

5. If the Licensee chooses to use the Licensor as product manufacturer, and should the Licensee not be able to obtain product from the Licensor within a reasonable period of time, the Licensee may choose to make arrangement with a contract manufacturer to continue with the flow of Product distribution. If the Licensor fails to provide the Product to the Licensee and their customers within 45 days of a valid purchase order, the Licensee may then call upon the Licensor to disclose the manufacturing techniques to provide the protection to keep the Licensee's clients by having the ability to delivering the Product. Should the Licensor be able to resume manufacturing product on a viable basis, the Licensee must return to the Licensor for Product supply.

6. The Licensor and Licensee provide and warrant that all Product delivered to the marketplace shall be free from defects in quality, workmanship and/or materials and as delivered and manufactured by the Licensor. In the event that any Product is found defective in quality, workmanship and/or materials, the responsible party shall have sixty days to correct the defective product line.

                                       (3)


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7. This  Agreement  provides that upon receipt of a valid  purchase order from a distributor or direct customer, the Licensee shall proceed with all due diligence and shall use the best efforts to order the Product from the Licensor and distribute the Product.

8. This Agreement provides that the rights and privileges granted to the Licensee, under the terms & conditions of this Agreement, shall apply to any improved version of the Product and that the Licensor shall be expedient in the notification of any and all such improvements of the Product to the Licensee. Further, the Licensee shall be entitled to market any and all improvements and any additional Product(s) developed by the Licensor under the same terms and conditions as described herein for the original products.

9. The parties hereto agree to use their best efforts to carryout the provisions of this License Agreement, but in the event of accidents, fires, delays in manufacturing, delays of carriers and government actions, acts of God, state of war, or any other cause beyond the control of either party, neither party shall be required to perform, nor shall the delay, non performance or there default resulting from or contributed to by any of the above reasons give either party the right to terminate this Agreement. The parties hereto agree that the time for performance be extended to allow for the delay resulting from circumstances and events.

10. The Licensor and Licensee agree that they will at their sole expense, either directly or by their agents, take whatever steps necessary to protect the proprietary nature of the Product and the trade name "Digital Servant", or any subsequent trade name of the Product.

11. This Agreement provides that the Licensor will take all reasonable steps to preserve and protect the Product to the best of its ability and to protect all trade secrets and proprietary information contained herein and agrees that the quality and standards of the Products shall be maintained in accordance with the highest specifications.

12. The License hereby accepts the rights to mass market the Product and to use its best efforts and to take all reasonable actions to promote customer interest and effect the sale of the Product.

13. The Licensee's plan of marketing the Product shall be conductive to high advertising and distributing standards.

14. The Licensee shall have the right to appoint and sub-license distributors and/or sales agents within the Territory to market the Product. Said distributors and/or sale agents will be appointed at the sole discretion of the Licensee and such agents and/or distributors shall be responsible only to the Licensee. The Licensee is responsible to the Licensor.

15. the Licensee herein undertakes that all advertising material conform to local and federal statutory advertising regulations and to operate within and conform to Territorial laws.

16. This Agreement provides that the Licensor will provide the License with any and all literature, which it may, from time to time, have in its possession with respect to the promotion and use of the Product.

                                       (4)


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17.  The  Licensee  shall  be  responsible  for  arranging,  at  the  Licensee's discretion and cost, all of the advertising and other promotional endeavors within the Territory and shall be solely responsible for the same.

18. In the event that either party hereto shall deem the other party to be in default of this Agreement, the one party shall give to the party written notice of such default and the other party shall have sixty days from the date of such notice to remedy such default, or to institute a bona fide proceeding to the remedy such default.

19. This Agreement contains the entire agreement between the parties and no representations, inducements or agreements, oral and/or otherwise, not embodied herein, shall have any force or effect.

20. Should any legal dispute arise in the TERMS AND CONDITIONS of this Agreement, the parties hereto agree to the venue of the State of Nevada, and its applicable laws for any and all disputes.

THE FOLLOWING DO HEREBY AFFIX THEIR SEALS AND SIGNATURES:

DIGITAL SERVANT (Canada) CORPORATION                                  (LICENSOR)

Per:     /s/ Andrew Harvie
         ----------------------------------------------
         Andrew (Drew) Harvie, Vice-President, Director


Per:      /s/ Angus Crawford
         ----------------------------------------------
         Angus Crawford, CEO, president, Director

DIGITAL SERVANT CORPORATION                                           (LICENSEE)


Per:      /s/ Angus Crawford
         ----------------------------------------------
         Angus Crawford, President, Board Chairman


                                       (5)